Exhibit 99.1

             FOR IMMEDIATE RELEASE

                 PERRIGO COMPANY'S SECOND QUARTER REVENUE GROWTH
                             DRIVEN BY NEW PRODUCTS

         ALLEGAN, Mich. - Feb. 1, 2007 - The Perrigo Company (Nasdaq: PRGO;
TASE) today announced results for the second quarter of fiscal year 2007 ended December 30, 2006.

                                 Perrigo Company
                    (in thousands, except per share amounts)

                           Second Quarter              Six Months
                       -----------------------   -----------------------
                          2007         2006         2007         2006
                       ----------   ----------   ----------   ----------
Sales                  $  370,629   $  359,697   $  710,844   $  679,431
Net Income             $   21,088   $   25,366   $   37,970   $   38,277
Diluted EPS            $     0.23   $     0.27   $     0.41   $     0.41
Diluted Shares             93,506       93,963       93,595       94,167

Second Quarter Results
----------------------

         Sales for the second quarter of fiscal 2007 were $370.6 million, an increase of three percent from $359.7 million last year. Net income was $21.1 million, or $0.23 per share, and included costs for a product recall of $3.2 million after-tax, or $0.03 per share. In the second quarter last year, net income was $25.4 million, or $0.27 per share, and included a gain on the sale of the Company's interest in a Canadian distribution company of $2.9 million after-tax, or $0.03 per share. Excluding this transaction, adjusted net income last year was $22.4 million, or $0.24 per share. A reconciliation of non-GAAP measures is shown in Table II at the end of this press release.

         Commenting on the second quarter, Joseph C. Papa, Perrigo's President and Chief Executive Officer said, "I am pleased with the continued success of our new product launches this year, led by those in our Smoking Cessation category. While Perrigo had another strong new product quarter, our results reflect the impact of the November 2006 Acetaminophen recall and the lower than anticipated sales of cough/cold and pain reliever products in the Consumer Healthcare business. The weak demand for our key products corresponds to the mild cold and flu season experienced through December. This is similar to what we've seen the past two cough/cold seasons."

Six Months Results
------------------

         Sales for the first six months ended December 30, 2006 were $710.8 million, an increase of five percent compared with $679.4 million last year. Net income was $38.0 million, or $0.41 per share, which included expenses for a product recall of $3.9 million after-tax, or $0.04 per share.

         In the first six months last fiscal year, net income was $38.3 million, or $0.41 per share. Excluding an acquisition-related write-off of the step-up in the value of inventory acquired in the first quarter last year ($3.7 million after-tax, or $0.04 per share) and a gain on the sale of the non-controlling interest in a Canadian distribution company ($2.9 million after-tax, or $0.03 per share) in the second quarter last year, net income for the six months was $39.1 million, or $0.41 per share. A reconciliation of non-GAAP measures is shown in Table II at the end of this press release.

         The effective tax rate for the six months year to date was 18.4%, down from 33.9% last year. This lower rate was a result of the higher proportion of income from non-US businesses versus last year, international tax planning and the retroactive renewal of the research and development tax credit that was part of the Tax Relief and Healthcare Act enacted into law this quarter.

Consumer Healthcare
-------------------

         Consumer Healthcare segment sales in the quarter were $275.9 million, compared with $270.2 million in the second quarter last year. These results included $19.5 million in new product sales, led by the recently launched coated mint nicotine gum and nicotine lozenge products, offset by a decline in cough/cold and pain relief products. Operating income was $17.4 million, compared with $31.4 million a year ago, reflecting lower cough/cold and analgesics category sales and expenses for a product recall.

         For the first six months of fiscal 2007, Consumer Healthcare sales were $517.8 million, compared with $497.3 million in the first six months last fiscal year. These results included $26.8 million in new product sales, offset by a decline in cough and cold category product sales. Operating income was $34.5 million, compared with $44.8 million a year ago.

         On November 9, 2006, Perrigo announced that it had initiated a voluntary, nationwide product recall to the retail level of certain lots of its store brand Acetaminophen 500 mg caplets. At that time, the Company estimated the cost to pull back product from the retailers' warehouses and shelves to be $2.9 million pre-tax. The scope of the recall grew subsequent to that announcement as the Company proactively addressed consumers' inquiries. The Company now estimates that the total cost of the recall, including consumer level returns and refunds will be $6.0 million pre-tax, $3.9 million after-tax, or $0.04 per share. Discussions continue with the raw material supplier to determine the extent to which the recall-related materials costs may be recoverable.

Rx Pharmaceuticals
------------------

         The Rx Pharmaceuticals segment reported sales of $28.3 million in the quarter, including $6.2 million of service and royalty revenue, compared with $28.6 million a year ago. Operating income was $3.7 million, compared with $5.3 million last year, primarily as a result of increased investment for research and development.

         For the first six months of fiscal 2007, sales were $59.7 million and operating income was $9.5 million. For the same period last year, sales were $57.7 million and operating income was $9.1 million, including a pre-tax charge of $2.8 million for a product recall in the first quarter.

API
---

         Second quarter sales in the API segment were $28.6 million, compared with $26.9 million a year ago. Operating income was $5.9 million, compared with $6.5 million last year and reflects a significant increase in research and development investments. For the first six months, sales were $58.4 million, compared with $53.7 million a year ago, and operating income was $10.6 million, compared with $13.1 million last year. Excluding a $1.7 million first quarter write-off of the step-up in the value of inventory acquired, operating income for the first six months last year was $14.9 million.

Other
-----

         The Other category, consisting of the Israel Consumer Products and Israel Pharmaceutical and Diagnostic Products segments, reported sales for the second quarter of fiscal 2007 of $37.8 million, up 11 percent from $34.0 million a year ago. Operating income was $3.0 million compared with $1.0 million last year. Sales for the first six months were $75.0 million, up six percent from $70.7 million last year, and operating income was $5.6 million, compared with $0.1 million last year. Excluding a $2.7 million first quarter write-off of the step-up in the value of inventory acquired, the Other category recorded operating income of $2.8 million for the first six months last year.

Outlook
-------

         The Company anticipates earnings for the full fiscal year in the range of $0.86 to $0.91 per share, excluding $0.01 per share of restructuring costs. The Company expects its full-year tax rate to be in the range of 20 to 23 percent, down from the previous estimate of 30 to 32 percent, as a result of a change in the worldwide income mix and tax planning measures.

         Mr. Papa stated, "We will focus closely on monitoring production levels and costs in the second half of the fiscal year. While some of the issues this quarter are one time events, such as the Acetaminophen recall, our focus on quality investments and the reduction of production costs will lead us in a return to historical gross margin levels."

         "We will maintain our increased investments in research and development as previously planned. Our long-term outlook continues to be positive as we focus on bringing important new products to market while we deliver value to our customers and their consumers."

         The Perrigo Company is a leading global healthcare supplier and the world's largest manufacturer of over-the-counter (OTC) pharmaceutical and nutritional products for the store brand market. Store brand products are sold by food, drug, mass merchandise, dollar store and club store retailers under their own labels. The Company also develops, manufactures and markets prescription generic drugs, active pharmaceutical ingredients and consumer products, and operates manufacturing facilities in the United States, Israel, the United Kingdom, Mexico, Germany and China. Visit Perrigo on the Internet (http://www.perrigo.com).

         Note: Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company's future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential" or other comparable terminology. Please see the "Cautionary Note Regarding Forward-Looking Statements" on page 1 of the Company's Form 10-K for the year ended July 1, 2006, as well as the Company's subsequent filings with the Securities and Exchange Commission, for a discussion of certain important factors that relate to forward-looking statements contained in this press release. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

         Arthur J. Shannon, Vice President, Investor Relations and Communication
                  (269) 686-1709
             E-mail: ajshannon@perrigo.com

         Ernest J. Schenk, Manager, Investor Relations and Communication
                  (269) 673-9212
             E-mail: eschenk@perrigo.com

                                 PERRIGO COMPANY
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                    (in thousands, except per share amounts)
                                   (unaudited)

                                                       Second Quarter                   Year-to-Date
                                                ----------------------------    ----------------------------
                                                    2007            2006            2007            2006
                                                ------------    ------------    ------------    ------------
Net sales                                       $    370,629    $    359,697    $    710,844    $    679,431
Cost of sales                                        272,304         254,127         517,902         486,945
                                                ------------    ------------    ------------    ------------
Gross profit                                          98,325         105,570         192,942         192,486
                                                ------------    ------------    ------------    ------------

Operating expenses
   Distribution                                        7,155           6,953          14,539          14,103
   Research and development                           14,902          12,226          27,949          24,875
   Selling and administration                         49,239          47,082          97,713          93,470
   Restructuring                                         642               -             642               -
                                                ------------    ------------    ------------    ------------
     Total                                            71,938          66,261         140,843         132,448

Operating income                                      26,387          39,309          52,099          60,038
Interest, net                                          3,300           5,116           7,886           9,142
Other income, net                                     (2,258)         (5,791)         (2,319)         (7,037)
                                                ------------    ------------    ------------    ------------

Income before income taxes                            25,345          39,984          46,532          57,933
Income tax expense                                     4,257          14,618           8,562          19,656
                                                ------------    ------------    ------------    ------------

Net income                                      $     21,088    $     25,366    $     37,970    $     38,277
                                                ============    ============    ============    ============

Earnings per share
   Basic                                        $       0.23    $       0.27    $       0.41    $       0.41
   Diluted                                      $       0.23    $       0.27    $       0.41    $       0.41

Weighted average shares outstanding
   Basic                                              91,836          92,833          92,104          93,063
   Diluted                                            93,506          93,963          93,595          94,167

Dividends declared per share                    $     0.0450    $     0.0425    $     0.0875    $     0.0825

                                 PERRIGO COMPANY
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                                  December 30,     July 1,      December 24,
                                                                      2006           2006           2005
                                                                  ------------   ------------   ------------
                                                                  (unaudited)                   (unaudited)
Assets
Current assets
   Cash and cash equivalents                                      $     39,635   $     19,018   $     15,840
   Investment securities                                                34,030         26,733         10,717
   Accounts receivable                                                 246,603        240,130        235,672
   Inventories                                                         322,624        302,941        262,855
   Current deferred income taxes                                        50,358         52,058         52,140
   Prepaid expenses and other current assets                            24,515         16,298         21,841
                                                                  ------------   ------------   ------------
          Total current assets                                         717,765        657,178        599,065

Property and equipment                                                 629,325        606,907        594,802
   Less accumulated depreciation                                       308,999        287,549        282,196
                                                                  ------------   ------------   ------------
                                                                       320,326        319,358        312,606

Restricted cash                                                        400,000        400,000        400,000
Goodwill                                                               188,272        152,183        150,067
Other intangible assets                                                134,187        132,426        141,079
Non-current deferred income taxes                                       46,039         43,143         36,130
Other non-current assets                                                47,474         46,336         45,129
                                                                  ------------   ------------   ------------
                                                                  $  1,854,063   $  1,750,624   $  1,684,076
                                                                  ============   ============   ============

Liabilities and Shareholders' Equity
Current liabilities
   Accounts payable                                               $    173,008   $    179,740   $    149,541
   Notes payable                                                        18,333         20,081         20,975
   Payroll and related taxes                                            41,049         54,153         42,021
   Accrued customer programs                                            45,436         49,534         50,775
   Accrued liabilities                                                  44,328         45,335         55,898
   Accrued income taxes                                                 23,311         14,132         11,539
   Current deferred income taxes                                         6,193          8,456         13,727
                                                                  ------------   ------------   ------------
          Total current liabilities                                    351,658        371,431        344,476

Non-current liabilities
   Long-term debt                                                      668,784        621,717        634,956
   Non-current deferred income taxes                                   106,702         81,923         64,182
   Other non-current liabilities                                        34,646         34,809         34,807
                                                                  ------------   ------------   ------------
          Total non-current liabilities                                810,132        738,449        733,945

Shareholders' equity
   Preferred stock, without par value, 10,000 shares authorized              -              -              -
   Common stock, without par value, 200,000 shares authorized          509,910        516,098        518,459
   Accumulated other comprehensive income (loss)                        31,456          3,593         (8,645)
   Retained earnings                                                   150,907        121,053         95,841
                                                                  ------------   ------------   ------------
          Total shareholders' equity                                   692,273        640,744        605,655
                                                                  ------------   ------------   ------------
                                                                  $  1,854,063   $  1,750,624   $  1,684,076
                                                                  ============   ============   ============

Supplemental Disclosures of Balance Sheet Information
   Allowance for doubtful accounts                                $     12,198   $     11,178   $     11,088
   Allowance for inventory                                        $     39,098   $     42,509   $     44,201
   Working capital                                                $    366,107   $    285,747   $    254,589
   Preferred stock, shares issued                                            -              -              -
   Common stock, shares issued                                          92,666         92,922         93,104

                                 PERRIGO COMPANY
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)
                                   (unaudited)

                                                                         Year-To-Date
                                                                  ---------------------------
                                                                      2007           2006
                                                                  ------------   ------------
Cash Flows (For) From Operating Activities
   Net income                                                     $     37,970   $     38,277
   Adjustments to derive cash flows
      Depreciation and amortization                                     27,681         26,753
      Share-based compensation                                           5,718          4,741
      Deferred income taxes                                             (4,248)        (7,506)
                                                                  ------------   ------------
   Sub-total                                                            67,121         62,265

   Changes in operating assets and liabilities
      Accounts receivable                                               (9,295)       (23,845)
      Inventories                                                      (22,919)        11,956
      Accounts payable                                                  (4,034)         5,480
      Payroll and related taxes                                        (12,658)          (580)
      Accrued customer programs                                         (4,098)         9,109
      Accrued liabilities                                                 (937)        (3,133)
      Accrued income taxes                                               9,480        (12,811)
      Other                                                             (5,025)         6,797
                                                                  ------------   ------------
   Sub-total                                                           (49,486)        (7,027)
         Net cash from operating activities                             17,635         55,238
                                                                  ------------   ------------

Cash Flows (For) From Investing Activities
   Purchase of securities                                             (117,746)       (27,887)
   Proceeds from sales of securities                                   111,665         34,586
   Additions to property and equipment                                 (19,784)       (12,112)
   Proceeds from sales of property and equipment                         2,613              -
                                                                  ------------   ------------
         Net cash for investing activities                             (23,252)        (5,413)
                                                                  ------------   ------------

Cash (For) From Financing Activities
   Repayments of short-term debt, net                                   (1,699)        (4,471)
   Borrowings of long-term debt                                         60,000         15,000
   Repayments of long-term debt                                        (15,000)       (35,000)
   Tax effect of stock transactions                                        (59)          (635)
   Issuance of common stock                                              3,700          3,006
   Repurchase of common stock                                          (15,547)       (16,401)
   Cash dividends                                                       (8,116)        (7,702)
                                                                  ------------   ------------
         Net cash (for) from financing activities                       23,279        (46,203)
                                                                  ------------   ------------

        Net increase in cash and cash equivalents                       17,662          3,622
Cash and cash equivalents, at beginning of period                       19,018         16,707
Effect of exchange rate changes on cash                                  2,955         (4,489)
                                                                  ------------   ------------
Cash and cash equivalents, at end of period                       $     39,635   $     15,840
                                                                  ============   ============

Supplemental Disclosures of Cash Flow Information
 Cash paid/received during the period for:
      Interest paid                                               $     17,062   $     17,680
      Interest received                                           $      9,831   $     10,614
      Income taxes paid                                           $      6,727   $     32,361
      Income taxes refunded                                       $      1,369   $      5,164

                                     TABLE I
                                 PERRIGO COMPANY
                               SEGMENT INFORMATION
                                 (in thousands)
                                   (unaudited)

                                                       SECOND QUARTER                   FISCAL YEAR
                                                ----------------------------    ----------------------------
                                                    2007            2006            2007            2006
                                                ------------    ------------    ------------    ------------
SEGMENT SALES
  Consumer Healthcare                           $    275,947    $    270,222    $    517,756    $    497,322
  Rx Pharmaceuticals                                  28,260          28,645          59,685          57,739
  API                                                 28,633          26,863          58,412          53,654
  Other                                               37,789          33,967          74,991          70,716
                                                ------------    ------------    ------------    ------------
     Total                                      $    370,629    $    359,697    $    710,844    $    679,431
                                                ============    ============    ============    ============

SEGMENT OPERATING INCOME (LOSS)
  Consumer Healthcare                           $     17,420    $     31,436    $     34,520    $     44,762
  Rx Pharmaceuticals                                   3,686           5,300           9,473           9,136
  API                                                  5,929           6,545          10,587          13,131
  Other                                                2,976             994           5,640             130
  Unallocated expenses                                (3,624)         (4,966)         (8,121)         (7,121)
                                                ------------    ------------    ------------    ------------
     Total                                      $     26,387    $     39,309    $     52,099    $     60,038
                                                ============    ============    ============    ============

                                    TABLE II
                                 PERRIGO COMPANY
                       RECONCILIATION OF NON-GAAP MEASURES
                    (in thousands, except per share amounts)
                                   (unaudited)

                                                       SECOND QUARTER                   FISCAL YEAR
                                                ----------------------------    ----------------------------
                                                    2007            2006            2007            2006
                                                ------------    ------------    ------------    ------------
Net sales                                       $    370,629    $    359,697    $    710,844    $    679,431

Reported gross profit                           $     98,325    $    105,570    $    192,942    $    192,486
  Inventory step-up                                        -               -               -           4,762
                                                ------------    ------------    ------------    ------------
Adjusted gross profit                           $     98,325    $    105,570    $    192,942    $    197,248
                                                ============    ============    ============    ============
Adjusted gross profit %                                 26.5%           29.3%           27.1%           29.0%

Reported operating income                       $     26,387    $     39,309    $     52,099    $     60,038
  Inventory step-up                                        -               -               -           4,762
  Restructuring                                          642               -             642               -
                                                ------------    ------------    ------------    ------------
Adjusted operating income                       $     27,029    $     39,309    $     52,741    $     64,800
                                                ============    ============    ============    ============

Reported net income                             $     21,088    $     25,366    $     37,970    $     38,277
  Inventory step-up (1)                                    -               -               -           3,714

  Restructuring (2)                                      417               -             417               -

  Gain on sale of equity investment (3)                    -          (2,939)              -          (2,939)
                                                ------------    ------------    ------------    ------------
Adjusted net income                             $     21,505    $     22,427    $     38,387    $     39,052
                                                ============    ============    ============    ============

Diluted earnings per share
  Reported                                      $       0.23    $       0.27    $       0.41    $       0.41
  Adjusted                                      $       0.23    $       0.24    $       0.41    $       0.41

Diluted weighted average shares outstanding           93,506          93,963          93,595          94,167

(1)     Net of taxes at 22%
(2)     Net of taxes at 35%
(3)     Net of taxes at 37%

                               REPORTABLE SEGMENTS
                       RECONCILIATION OF NON-GAAP MEASURES
                    (in thousands, except per share amounts)
                                   (unaudited)

                                                       SECOND QUARTER                   FISCAL YEAR
                                                ----------------------------    ----------------------------
                                                    2007            2006            2007            2006
                                                ------------    ------------    ------------    ------------
CONSUMER HEALTHCARE
Net sales                                       $    275,947    $    270,222    $    517,756    $    497,322

Reported gross profit                           $     59,346    $     69,729    $    115,547    $    122,373
  Inventory step-up                                        -               -               -             318
                                                ------------    ------------    ------------    ------------
Adjusted gross profit                           $     59,346    $     69,729    $    115,547    $    122,691
                                                ============    ============    ============    ============
Adjusted gross profit %                                 21.5%           25.8%           22.3%           24.7%

Reported operating income                       $     17,420    $     31,436    $     34,520    $     44,762
  Inventory step-up                                        -               -               -             318
  Restructuring                                          642               -             642               -
                                                ------------    ------------    ------------    ------------
Adjusted operating income                       $     18,062    $     31,436    $     35,162    $     45,080
                                                ============    ============    ============    ============

API
Net sales                                       $     28,633    $     26,863    $     58,412    $     53,654

Reported gross profit                           $     14,085    $     12,797    $     25,964    $     24,801
  Inventory step-up                                        -               -               -           1,747
                                                ------------    ------------    ------------    ------------
Adjusted gross profit                           $     14,085    $     12,797    $     25,964    $     26,548
                                                ============    ============    ============    ============
Adjusted gross profit %                                 49.2%           47.6%           44.4%           49.5%

Reported operating income                       $      5,929    $      6,545    $     10,587    $     13,131
  Inventory step-up                                        -               -               -           1,747
                                                ------------    ------------    ------------    ------------
Adjusted operating income                       $      5,929    $      6,545    $     10,587    $     14,878
                                                ============    ============    ============    ============

OTHER
Net sales                                       $     37,789    $     33,967    $     74,991    $     70,716

Reported gross profit                           $     13,507    $     11,452    $     26,257    $     22,095
  Inventory step-up                                        -               -               -           2,697
                                                ------------    ------------    ------------    ------------
Adjusted gross profit                           $     13,507    $     11,452    $     26,257    $     24,792
                                                ============    ============    ============    ============
Adjusted gross profit %                                 35.7%           33.7%           35.0%           35.1%

Reported operating income (loss)                $      2,976    $        994    $      5,640    $        130
  Inventory step-up                                        -               -               -           2,697
                                                ------------    ------------    ------------    ------------
Adjusted operating income                       $      2,976    $        994    $      5,640    $      2,827
                                                ============    ============    ============    ============